Exhibit 99.1

PRESS RELEASE	Contact: Richard P. Smith
For Immediate Release	President & CEO (530) 898-0300
TRICO BANCSHARES ANNOUNCES QUARTERLY RESULTS
CHICO, Calif. – (October 29, 2010) – TriCo Bancshares (NASDAQ: TCBK) (the “Company”), parent company of Tri Counties Bank (the “Bank”), today announced a quarterly earnings of $1,000 for the quarter ended September 30, 2010. This compares with earnings of $2,255,000 the Company reported for the quarter ended September 30, 2009. Diluted earnings per share for the quarter ended September 30, 2010 was $0.00 compared to diluted earnings per share of $0.14 for the quarter ended September 30, 2009. Diluted earnings per share for the nine months ended September 30, 2010 and 2009 were $0.18 and $0.48, respectively, on earnings of $2,879,000 and $7,649,000, respectively.
Total assets of the Company increased $133,952,000 (6.4%) to $2,229,618,000 at September 30, 2010 from $2,095,666,000 at September 30, 2009. Total loans of the Company decreased $78,420,000 (5.1%) to $1,452,792,000 at September 30, 2010 from $1,531,212,000 at September 30, 2009. Total deposits of the Company increased $136,646,000 (7.8%) to $1,888,541,000 at September 30, 2010 from $1,751,895,000 at September 30, 2009.
Included in the Company’s results for the three and nine month periods ended September 30, 2010 is the acquisition by Tri Counties Bank of the banking operations of Granite Community Bank (“Granite”), Granite Bay, California from the FDIC under a whole bank purchase and assumption agreement with loss sharing on May 28, 2010. The assets acquired and liabilities assumed in the Granite acquisition have been accounted for under the acquisition method of accounting (formerly the purchase method). The acquired loan portfolio and foreclosed assets are referred to as “covered loans” and “covered foreclosed assets”, respectively, and are presented as separate line items in the Company’s consolidated balance sheet. Collectively these balances are referred to as “covered assets”.

The following is a summary of the components of fully taxable equivalent (“FTE”) net income for the periods indicated (dollars in thousands):

	Three months ended
	September 30,
	2010	2009

Net Interest Income (FTE)	$23,829	$23,257
Provision for loan losses	(10,814)	(8,000)
Noninterest income	7,163	7,793
Noninterest expense	(20,524)	(19,377)
Benefit (provision) for income taxes (FTE)	347	(1,418)

Net income	$1	$2,255

Net interest income (FTE) for the three months ended September 30, 2010 was $23,829,000, an increase of $572,000 or 2.5% compared to the same period in 2009. The results for the three month period ended September 30, 2010 as compared to the same period in 2009 is attributable to a change in the mix of interest-earning assets, with average loan balances decreasing and other categories of lower yielding assets increasing. The FDIC-assisted purchase and assumption of certain assets and liabilities of Granite, which was completed on May 28, 2010, contributed to the increase in interest-bearing liabilities in the three month period ended September 30, 2010 over the same periods in 2009.

The following table details the components of the net interest income and net interest margin on a fully tax-equivalent (FTE) basis for the three months ended September 30, 2010 and 2009:

	Quarter ended September 30, 2010			Quarter ended September 30, 2009
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Income	Rate	Balance	Income	Rate

Assets:
Loans	$1,481,497	$24,489	6.61%	$1,538,239	$24,909	6.48%
Securities	275,768	2,637	3.83%	269,382	3,031	4.50%
Cash at Fed and other banks	302,843	200	0.26%	161,422	101	0.25%

Total earning assets	2,060,108	27,326	5.31%	1,969,043	28,041	5.70%
Other assets	177,562			130,010

Total assets	2,237,670			2,099,053

Liabilities and shareholders’ equity:
Interest-bearing demand deposits	$387,398	582	0.60%	$305,767	$565	0.74%
Savings deposits	563,661	573	0.41%	456,839	752	0.66%
Time deposits	555,640	1,399	1.01%	632,922	2,869	1.81%
Junior sub debt	41,238	335	3.25%	41,238	348	3.38%
Other borrowings	61,926	608	3.93%	71,031	250	1.41%

Total interest-bearing liabilities	$1,609,863	3,497	0.87%	$1,507,797	4,784	1.27%

Noninterest-bearing deposits	386,978			348,808
Other liabilities	35,505			38,996
Shareholders’ equity	205,324			203,452

Total liabilities and shareholders’ equity	$2,237,670			$2,099,053

Net interest rate spread			4.44%			4.43%

Net interest income/net interest margin FTE		23,829	4.63%		23,257	4.72%

FTE adjustment		(93)			(152)

Net interest income before FTE adjustment		23,736			$23,105

The provision for loan losses was $10,814,000 for the three months ended September 30, 2010, compared to $8,000,000 for the three months ended September 30, 2009. The increases in the provision for loan losses for the three months ended September 30, 2010 as compared to the same period in 2009 was primarily the result of changes in the make-up of the loan portfolio and the Bank’s loss factors in reaction to increased losses in the construction, commercial real estate, commercial & industrial (C&I), home equity and auto indirect loan portfolios. Management re-evaluates its loss ratios and assumptions quarterly and makes changes as appropriate based upon, among other things, changes in loss rates experienced, collateral support for underlying loans, changes and trends in the economy, and changes in the loan mix. Included in the provision for loan losses for the three months ended September 30, 2010 is $214,000 related to loans covered under FDIC loss sharing agreements.
Noninterest income for the three months ended September 30, 2010 was $7,163,000, a decrease of $630,000, or 8.1%, as compared to the same period in 2009. The following table presents the key components of noninterest income for the three months ended September 30, 2010 and 2009:

	Three months ended September 30,
			Change	Change
(dollars in thousands)	2010	2009	Amount	Percent

Service charges on deposit accounts	$3,565	$4,207	($642)	(15.3%)
ATM fees and interchange revenue	1,578	1,287	291	22.6%
Other service fees	703	567	136	24.0%
Change in value of mortgage servicing rights	(609)	(416)	(193)	(46.4%)
Gain on sale of loans	1,090	1,205	(115)	(9.5%)
Commissions on sale of nondeposit investment products	239	380	(141)	(37.1%)
Increase in cash value of life insurance	426	270	156	57.8%
Gain (loss) on disposition of foreclosed assets	55	172	(117)	(68.0%)
Change in FDIC loss-share indemnification asset	(20)	—	(20)
Other noninterest income	136	121	15	12.4%

Total noninterest income	$7,163	$7,793	($630)	(8.1%)

The decrease in service charges in the three months ended September 30, 2010 over the same period in 2009 is mainly due to new overdraft regulations that became effective on July 1, 2010 and caused a decrease in non-sufficient funds fees. ATM fees and interchange revenue increased due to increased customer point-of -sale transactions that are the result of incentives for such usage. Other service fees increase mainly due to increased loan servicing fees from higher balances of loans being serviced. Change in value of mortgage servicing rights decreased primarily due to decreased residential mortgage rates that are expected to increase the pace of future mortgage refinancing that in turn adversely effect the value of mortgage servicing rights. Gain on sale of loans decreased due to decreased mortgage refinancing when compared to prior year similar periods. The improvement in increase in cash value of life insurance is due to increased earnings rates from such insurance policies.
Noninterest expense for the three months ended September 30, 2010 was $20,524,000, an increase of $1,147,000, or 5.9%, as compared to the same period in 2009. Noninterest expense for the nine months ended September 30, 2010 was $57,735,000, an increase of $1,813,000, or 3.2%, as compared to the same period in 2009. The following table presents the key components of noninterest expense for the three and nine months ended September 30, 2010 and 2009:

	Three months ended
	September 30,
			Change	Change
(dollars in thousands)	2010	2009	Amount	Percent

Base salaries, net of deferred loan origination costs	$7,131	$6,827	$304	4.5%
Incentive compensation	294	980	(686)	(70.0%)
Benefits and other compensation costs	2,473	2,456	17	0.7%

Total salaries and related benefits	9,898	10,263	(365)	(3.6%)

Occupancy	1,524	1,316	208	15.8%
Equipment	990	953	37	3.9%
Telecommunications	487	428	59	13.8%
Data processing and software	679	655	24	3.7%
Provisions for losses – unfunded commitments	—	500	(500)	(100.0%)
ATM network charges	472	642	(170)	(26.5%)
Professional fees	662	478	184	38.5%
Advertising and marketing	490	558	(68)	(12.2%)
Courier service	207	189	18	9.5%
Postage	262	258	4	1.6%
Intangible amortization	85	65	20	30.8%
Operational losses	105	97	8	8.2%
Provision for foreclosed asset losses	1,130	26	1,104	4,246%
Foreclosed assets expense	97	145	(48)	(33.1%)
Assessments	824	696	128	18.4%
Other	2,612	2,108	504	23.9%

Total other noninterest expense	10,626	9,114	1,512	16.6%

Total noninterest expense	$20,524	$19,377	$1,147	5.9%

Average full time equivalent staff	668	645
Noninterest expense to revenue (FTE)	66.2%	62.4%
Salaries and related benefits decreased $365,000, or 3.6% in the three months ending September 30, 2010, as compared to the same period in the prior year. The decrease was due to reduced incentive compensation in all product lines that was partially offset by the effects of a 3.6% percent increase in average full time equivalent staff, primarily in new branches and loan collection functions, and annual salary merit increases. Occupancy and equipment expenses increased for the three months ended September 30, 2010, as compared to the same period in the prior year, primarily due to four new branch openings, one each in the third and fourth quarters of 2009 and one each in the first and second quarters of 2010, and three branches and one admin facility acquired in the Granite acquisition on May 28, 2010. The decrease in provision for losses — unfunded commitments was due to reduced estimates of future uses of such commitments and reduced estimated loss rates on such future commitments. The increase in professional fees is mainly due to legal fees related to loan collection efforts. The increase in provision for foreclosed asset losses is due to additional value deterioration of such foreclosed assets.
For the three months ended September 30, 2010, the Company recorded an income tax benefit of $440,000. This tax benefit represents 100% of the $439,000 before tax loss recorded for the three months ended September 30, 2010. The effective tax rate for the three month period ended September 30, 2009 was 36.0%. The provision or benefit for income taxes for all periods presented is primarily attributable to the respective level of earnings and the incidence of allowable deductions, particularly from increase in cash value of life insurance, tax-exempt loans and state and municipal securities.
In addition to the historical information contained herein, this press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The reader of this press release should understand that all such forward-looking statements are subject to various uncertainties and risks that could affect their outcome. The Company’s actual results could differ materially from those suggested by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, variances in the actual versus projected growth in assets, return on assets, interest rate fluctuations, economic conditions in the Company’s primary market area, demand for loans, regulatory and accounting changes, loan losses, expenses, rates charged on loans and earned on securities investments, rates paid on deposits, competition effects, fee and other noninterest income earned as well as other factors detailed in the Company’s reports filed with the Securities and Exchange Commission which are incorporated herein by reference, including the Form 10-K for the year ended December 31, 2009. These reports and this entire press release should be read to put such forward-looking statements in context and to gain a more complete understanding of the uncertainties and risks involved in the Company’s business. Any forward-looking statement may turn out to be wrong and cannot be guaranteed. The Company does not intend to update any of the forward-looking statements after the date of this release.
TriCo Bancshares and Tri Counties Bank are headquartered in Chico, California. Tri Counties Bank has a 35-year history in the banking industry. It operates 34 traditional branch locations and 27 in-store branch locations in 23 California counties. Tri Counties Bank offers financial services and provides a diversified line of products and services to consumers and businesses, which include demand, savings and time deposits, consumer finance, online banking, mortgage lending, and commercial banking throughout its market area. It operates a network of 69 ATMs and a 24-hour, seven days-a-week telephone customer service center. Brokerage services are provided by the Bank’s investment services affiliate, Raymond James Financial Services, Inc. For further information please visit the Tri Counties Bank web site at http://www.tricountiesbank.com.

TRICO BANCSHARES — CONSOLIDATED FINANCIAL DATA
(Unaudited. Dollars in thousands, except share data)

	Three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2010	2010	2010	2009	2009

Statement of Income Data
Interest income	$27,233	$25,776	$25,936	$27,130	$27,889
Interest expense	3,497	3,642	3,958	4,661	4,784
Net interest income	23,736	22,134	21,978	22,469	23,105
Provision for loan losses	10,814	10,000	8,500	7,800	8,000
Noninterest income:
Service charges and fees	5,237	6,082	5,735	5,943	5,645
Other income	1,926	2,022	1,812	1,982	2,148
Total noninterest income	7,163	8,104	7,547	7,925	7,793
Noninterest expense:
Base salaries net of deferred loan origination costs	7,131	6,990	6,974	7,031	6,827
Incentive compensation expense	294	526	546	308	980
Employee benefits and other compensation expense	2,473	2,469	2,630	2,350	2,456
Total salaries and benefits expense	9,898	9,985	10,150	9,689	10,263
Intangible amortization	85	72	65	65	65
Provision for losses - unfunded commitments	—	(800)	—	—	500
Other expense	10,541	9,151	8,588	9,774	8,549
Total noninterest expense	20,524	18,408	18,803	19,528	19,377
(Loss) income before taxes	(439)	1,830	2,222	3,066	3,521
Net income	$1	$1,320	$1,558	$2,313	$2,255
Share Data
Basic earnings per share	$0.00	$0.08	$0.10	$0.15	$0.14
Diluted earnings per share	$0.00	$0.08	$0.10	$0.14	$0.14
Book value per common share	$12.66	$12.76	$12.63	$12.71	$12.79
Tangible book value per common share	$11.64	$11.74	$11.63	$11.71	$11.78
Shares outstanding	15,860,138	15,860,138	15,860,138	15,787,753	15,787,753
Weighted average shares	15,860,138	15,860,138	15,822,789	15,787,753	15,787,264
Weighted average diluted shares	15,972,826	16,107,909	16,073,875	16,012,078	16,015,952
Credit Quality
Nonperforming noncovered loans, net of government agency guarantees	$80,853	$68,034	$65,431	$44,896	$46,607
Noncovered foreclosed assets, net of allowance	6,853	5,621	5,579	3,726	2,372
Noncovered loans charged-off	11,163	8,424	8,101	7,258	7,471
Noncovered loans recovered	$689	$513	$468	$380	$398
Allowance for losses to total noncovered loans(1)	2.75%	2.87%	2.75%	2.61%	2.49%
Allowance for losses to noncovered NPLs(1)	51%	61%	61%	87%	82%
Allowance for losses to noncovered NPAs(1)	47%	56%	56%	80%	78%
Selected Financial Ratios
Return on average total assets	0.00%	0.24%	0.29%	0.43%	0.43%
Return on average equity	0.00%	2.61%	3.05%	4.51%	4.43%
Average yield on loans	6.61%	6.20%	6.21%	6.46%	6.48%
Average yield on interest-earning assets	5.31%	5.13%	5.19%	5.48%	5.70%
Average rate on interest-bearing liabilities	0.87%	0.92%	1.02%	1.22%	1.27%
Net interest margin (fully tax-equivalent)	4.63%	4.41%	4.40%	4.55%	4.72%

(1)	Allowance for losses includes allowance for noncovered loan losses and reserve for unfunded commitments.

TRICO BANCSHARES — CONSOLIDATED FINANCIAL DATA
(Unaudited. Dollars in thousands)

	Three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Balance Sheet Data	2010	2010	2010	2009	2009

Cash and due from banks	$398,191	$322,644	$308,664	$346,589	$234,570
Securities, available-for-sale	250,012	275,783	292,065	211,622	230,962
Federal Home Loan Bank Stock	9,157	9,523	9,274	9,274	9,274
Loans held for sale	9,455	4,153	—	—	—
Noncovered loans:
Commercial loans	139,538	151,349	147,988	163,181	171,583
Consumer loans	425,676	436,598	444,831	458,083	473,411
Real estate mortgage loans	788,053	810,469	813,770	820,016	814,132
Real estate construction loans	39,614	40,116	48,600	58,931	72,086
Total noncovered loans, gross	1,392,881	1,438,532	1,455,189	1,500,211	1,531,212
Allowance for noncovered loan losses	(38,556)	(38,430)	(36,340)	(35,473)	(34,551)
Covered loans, net of allowance	59,697	62,408	—	—	—
Noncovered foreclosed assets	6,853	5,621	5,579	3,726	2,372
Covered foreclosed assets	4,319	4,324	—	—	—
Premises and equipment	18,947	19,001	19,178	18,742	18,102
Cash value of life insurance	49,972	49,546	49,120	48,694	47,635
Goodwill	15,519	15,519	15,519	15,519	15,519
Intangible assets	665	750	260	325	389
Mortgage servicing rights	3,905	4,033	4,310	4,089	4,033
FDIC indemnification asset	5,098	7,515	—	—	—
Accrued interest receivable	7,318	7,472	7,715	7,763	7,666
Other assets	36,185	36,251	39,054	39,439	28,483
Total assets	2,229,618	2,224,645	2,169,587	2,170,520	2,095,666
Deposits:
Noninterest-bearing demand deposits	389,315	386,617	378,695	377,334	349,949
Interest-bearing demand deposits	383,859	383,578	375,313	359,179	314,160
Savings deposits	577,603	552,616	533,115	511,671	473,915
Time certificates	537,764	567,138	546,174	580,328	613,871
Total deposits	1,888,541	1,889,949	1,833,297	1,828,512	1,751,895
Accrued interest payable	2,368	2,487	3,064	3,614	4,136
Reserve for unfunded commitments	2,840	2,840	3,640	3,640	3,640
Other liabilities	26,721	25,257	27,112	26,114	26,623
Other borrowings	67,182	60,452	60,952	66,753	66,197
Junior subordinated debt	41,238	41,238	41,238	41,238	41,238
Total liabilities	2,028,890	2,022,223	1,969,303	1,969,871	1,893,729
Total shareholders’ equity	200,728	202,422	200,284	200,649	201,937
Accumulated other comprehensive gain (loss)	3,606	4,132	2,053	2,278	3,934
Average loans	1,481,497	1,463,473	1,469,685	1,508,472	1,538,239
Average interest-earning assets	2,060,108	2,019,684	2,008,896	1,988,011	1,969,043
Average total assets	2,237,670	2,191,660	2,169,138	2,135,622	2,099,053
Average deposits	1,893,677	1,849,118	1,825,190	1,784,271	1,744,336
Average total equity	$205,324	$203,528	$204,200	$205,256	$203,452
Total risk based capital ratio	13.8%	13.6%	13.5%	13.4%	13.2%
Tier 1 capital ratio	12.6%	12.3%	12.3%	12.1%	11.9%
Tier 1 leverage ratio	9.9%	10.2%	10.3%	10.5%	10.6%
Tangible capital ratio	8.3%	8.4%	8.6%	8.6%	8.9%